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                         ACADIAN ASSET MANAGEMENT, INC.
                                 CODE OF ETHICS























                         UPDATED AS OF FEBRUARY 1, 2005


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INTRODUCTION.................................................................1


Part 1.    GENERAL PRINCIPLES................................................1


Part 2.    SCOPE OF THE CODE OF ETHICS.......................................2

   A.         Persons Covered by the Code of Ethics..........................2

   B.         Securities Covered by the Code of Ethics.......................3


Part 3.    STANDARDS OF BUSINESS CONDUCT.....................................4

   A.         Compliance with Laws and Regulations...........................4

   B.         Conflicts of Interest..........................................4

   C.         Insider Trading................................................6

   D.         Personal Securities Transactions...............................8

   E.         Gifts and Entertainment.......................................10

   F.         Political and Charitable Contributions........................12

   G.         Confidentiality...............................................12

   H.         Service on a Board of Directors...............................13

   I.         Partnerships..................................................13

   J.         Other Outside Activities......................................13

   K.         Marketing and Promotional Activities..........................13

   L.         Old Mutual Stock..............................................13


Part 4.    COMPLIANCE PROCEDURES............................................13

   A.         Access Person investment accounts and Duplicate
              Trade Confirmations and Statements............................14

   B.         Personal Securities Transaction Procedures and Reporting......14

   C.         Review and Enforcement........................................15

   D.         Certification of Compliance...................................16


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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE
                                                                            ----
Part 5.    MISCELLANEOUS....................................................17

   A.         Excessive Trading.............................................17

   B.         Access Person Disclosures and Reporting.......................17

   C.         Responsibility to Know the Rules..............................17


Part 6.    RECORDKEEPING....................................................17


Part 7.    FORM ADV DISCLOSURE..............................................18


Part 8.    ADMINISTRATION AND ENFORCEMENT OF THE CODE.......................18

   A.         Training and Education........................................18

   B.         Annual Review.................................................18

   C.         Board Approval (Fund Advisers)................................19

   D.         Report to the Board(s) of Investment Company Clients..........19

   E.         Report to Senior Management...................................19

   F.         Reporting Violations..........................................19

   G.         Sanctions.....................................................20

   H.         Further Information about the Code............................20



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                                    EXHIBITS

EXHIBIT A         PERSONS RESPONSIBLE FOR CODE ENFORCEMENT
EXHIBIT B         NEW INVESTMENT ACCOUNT APPROVAL FORM
EXHIBIT C         ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
EXHIBIT D         ACKNOWLEDGMENT OF AMENDMENTS TO CODE OF ETHICS
EXHIBIT E         INITIAL REPORT OF ACCESS PERSONS
EXHIBIT F         ANNUAL CODE CERTIFICATION AND REPORT OF ACCESS PERSONS
EXHIBIT G         ACCESS PERSON MONTHLY SECURITIES TRANSACTION REPORT
EXHIBIT H         SECURITIES TRANSACTION REPORT FOR SHORT TERM TRADING
EXHIBIT I         PERSONAL SECURITIES TRANSACTIONS PRE-CLEARANCE FORM
EXHIBIT J         ACCESS PERSON RELATIONSHIP FORM
EXHIBIT K         ACCESS PERSON PARTNERSHIP FORM
EXHIBIT L         EMPLOYEE ENTERTAINMENT FORM >$250
EXHIBIT M         QUARTERLY REPORT FORM FOR GIFTS AND ENTERTAINMENT
EXHIBIT N         BOARD OF DIRECTORS APPROVAL


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                                   APPENDICES



APPENDIX A        DEFINITIONS OF TERMS USED IN THE CODE

APPENDIX B        FREQUENTLY ASKED QUESTIONS AND ANSWERS

APPENDIX C        SPECIAL PROCEDURES RELATING TO RULE 17J-1



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                                  INTRODUCTION

         Acadian Asset Management, Inc. ("Acadian") has adopted this Code of Ethics pursuant to Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") and rule amendments under Section 204 of the Advisers Act. The Code of Ethics sets forth standards of conduct expected of all of Acadian's employees and contractors and addresses conflicts that may arise from personal trading. Acadian has determined that all employees and some contractors (and their immediate family members) will be characterized as "Access Persons" for purposes of implementing and enforcing this Code. This is further defined in
Part 2, A, below. The policies and procedures outlined in the Code of Ethics are intended to promote compliance with fiduciary standards by Acadian and its Access Persons. As a fiduciary, Acadian has the responsibility to render professional, continuous and unbiased investment advice, owes its clients a duty of honesty, good faith and fair dealing, must act at all times in the best interests of clients and must avoid or disclose conflicts of interests.

         This Code of Ethics is designed to:

          o    Protect Acadian's clients by deterring misconduct;
          o Educate Access Persons regarding Acadian's expectations and the laws governing their conduct;
          o Remind Access Persons that they are in a position of trust and must act with complete propriety at all times;
          o    Protect the reputation of Acadian;
          o    Guard against violation of the securities laws; and
          o Establish procedures for Access Persons to follow so that Acadian may determine whether Access Persons are complying with its ethical principles.

         This Code of Ethics is based upon the principle that the directors, officers and other Access Persons of Acadian owe a fiduciary duty to, among others, the clients of Acadian to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with Acadian; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Chief Compliance Officer of Acadian to report violations of this Code of Ethics to Acadian's Executive Committee, Board of Directors, and the Board of Directors of any U.S. registered management investment company for which Acadian acts as adviser or sub-adviser.

PART 1.  GENERAL PRINCIPLES


         Our principles and philosophy regarding ethics stress Acadian's overarching fiduciary duty to its clients and the obligation of its Access Persons to uphold that fundamental duty. In recognition of the trust and confidence placed in Acadian by its clients and to give effect to the belief that Acadian's operations should be directed to benefit its clients, Acadian has adopted the following general principles to guide the actions of its Access
Persons:

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     1.   The interests of clients are paramount. All Access Persons must conduct themselves and their operations to give maximum effect to this belief by at all times placing the interests of clients before their own.

     2. All personal transactions in securities by Access Persons must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such Access Persons with the interests of any client.

     3. All Access Persons must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to a client, or that otherwise bring into question the person's independence or judgment.

     4. All information concerning the specific security holdings and financial circumstances of any client is strictly confidential. Access Persons are expected to maintain such confidentiality, secure such information and disclose it only to other Access Persons with a need to know that information.

     5. All supervise persons will conduct themselves honestly, with integrity and in a professional manner to preserve and protect Acadian's reputation.

         Federal law requires that this Code of Ethics not only be adopted but that it must also be enforced with reasonable diligence. The Chief Compliance Officer will keep records of any violation of the Code of Ethics and of the actions taken as a result of such violations. Failure to comply with the Code of Ethics may result in disciplinary action, including monetary penalties and the potential for the termination of employment with Acadian. In addition, noncompliance with the Code of Ethics has severe ramifications, including enforcement actions by regulatory authorities, criminal fines, civil injunctions and penalties, disgorgement of profits and sanctions on your ability to remain employed in any capacity in the investment advisory business or in a related capacity.

PART 2.  SCOPE OF THE CODE OF ETHICS

A.       PERSONS COVERED BY THE CODE OF ETHICS

         Acadian's operational and investment management practices expose many if not all its employees and contractors to client information, including holdings. As a result, to ensure compliance with regulatory requirements, Acadian has determined that it will characterize all employees and some contractors (to be determined by the Chief Compliance Officer) as Access Persons under the Code of Ethics.

         With respect to the reporting of personal securities accounts and pre-clearing transactions (requirements outlined below), the definition of an Access Persons is expanded to include the accounts and transactions of the Access Person's immediate family members. An immediate family member is defined to include any relative by blood or marriage living in an Access Person's household (spouse, minor children, a domestic partner etc.), or someone who is primarily supported financial by the Access Person. The Access Person must report accounts and personal securities transactions for any account in which he or she has a direct or indirect beneficial interest. This typically includes

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individual and joint accounts, accounts in the name of a spouse, accounts established for minors, trust accounts, estate accounts, accounts in which the Access Person has power of attorney or trading authority, and other accounts in which he or she has a present or future interest in the income, principal or right to obtain title to securities.

         Each employee is responsible for any of his or her immediate family members' compliance with the requirements imposed by the Code of Ethics. Education and oversight is a must.

         Noncompliance with the Code of Ethics by an immediate family member's will have the same ramifications on the related employee as if it were the employee who did not comply.

B.       SECURITIES COVERED BY THE CODE OF ETHICS

         For purposes of the Code of Ethics and its reporting requirements, the term "covered security" will include the following:

          o    any stock or bond;
          o    investment or futures contracts;
          o limited partnerships meeting the definition of a "security" (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);
          o    foreign unit trusts and foreign mutual funds;
          o    closed-end investment companies;
          o shares of open-end mutual funds that ARE advised or sub-advised by Acadian or one of Acadian's affiliates, including all companies under the Old Mutual umbrellas*; and
          o    private investment funds, hedge funds, and investment clubs;

but specifically does not include:

          o    direct obligations of the U.S. government;
          o bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;
          o shares issued by money market funds (domiciled inside or outside the United States);
          o shares of open-end mutual funds that ARE NOT advised or sub-advised by Acadian or one of Acadian's affiliates, including all companies under the Old Mutual umbrellas; and
          o shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by Acadian or one of Acadian's affiliates, including all companies under the Old Mutual umbrellas.

* The Chief Compliance Officer will attempt to maintain a current list of firm affiliates and open ended funds that will require pre-approval. If there is any doubt about any open ended fund you wish to purchase you should pre-clear.


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PART 3.  STANDARDS OF BUSINESS CONDUCT

         The Code of Ethics sets forth standards of business conduct that Acadian requires of its Access Persons and that relate to Acadian's and Access Person's fiduciary obligations. Access Persons should maintain the highest ethical standards in carrying out Acadian's business activities. Acadian's reputation is one of its most important assets. Maintaining the trust and confidence of clients is a vital responsibility. This section sets forth Acadian's business conduct standards.

A.       COMPLIANCE WITH LAWS AND REGULATIONS

         Each Access Person must comply with applicable federal securities laws and all provisions of Acadian's Compliance Manual.

          1. As part of this requirement, Access Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

               a.   to defraud that client in any manner;

               b. to mislead that client, including by making a statement that omits material facts;

               c. to engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon that client;

               d. to engage in any manipulative practice with respect to that client; or

               e. to engage in any manipulative practice with respect to securities, including price manipulation.

B.       CONFLICTS OF INTEREST

         As a fiduciary, Acadian has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. In addition, Acadian imposes a higher standard by providing that Access Persons must try to avoid situations that have even the appearance of conflict or impropriety.

          1. CONFLICTS AMONG CLIENT INTERESTS. Conflicts of interest may arise where Acadian or its Access Persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which Access Persons have made material personal investments, or accounts of close friends or relatives of Access Persons, etc.). Access Persons are prohibited from engaging in inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.


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          2.   COMPETING WITH CLIENT TRADES. Access Persons are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by personal securities transactions also are addressed more specifically in section D below.

          3.   OTHER POTENTIAL CONFLICTS PROVISIONS:

               a. DISCLOSURE OF PERSONAL INTEREST. Access Persons are prohibited from recommending, implementing or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship or other material interest in the issuer, or its affiliates, to the Chief Compliance Officer or, with respect to the Chief Compliance Officer's interests, another designated senior officer. If such designated person deems the disclosed interest to present a material conflict, the access person may not participate in any decision-making process regarding the securities of that issuer.

                    This provision applies in addition to Acadian's initial, monthly and annual personal securities reporting requirements for Access Persons.

               b. REFERRALS/BROKERAGE. Access Persons are required to act in the best interests of Acadian's clients regarding execution and other costs paid by clients for brokerage services. As part of this principle, Access Persons will strictly adhere to Acadian's policies and procedures regarding brokerage allocation, best execution, soft dollars and other related policies.

               c. VENDORS AND SUPPLIERS. Each Access Person is required to disclose any personal investments or other interests in vendors or suppliers with respect to which that person negotiates or makes decisions on behalf of Acadian. Access Persons with such interests are prohibited from negotiating or making decisions regarding Acadian's business with those companies.

               d. SOFT-DOLLAR COMMISSIONS. All soft dollar trades must comply with the "safe harbor" provisions of Section 28(e) of the Securities Exchange Act of 1934 and any client specific restrictions.

               e. FRONT-RUNNING. The Company forbids Access Persons, except Non-Resident Directors unless they have specific knowledge of the recommendation, from purchasing or selling stock before a buy or sell recommendation is made to the Client if such transaction will have a negative impact on the client.

               f. CHURNING. Access Persons should not effect transactions to generate increased commissions and unnecessary expenses for a Client. The volume and frequency of all sales and purchases of securities must be measured against the need and purpose for the activities, a Client's investment objectives, and the expenses and benefits to the account.


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                    All trading for a Client's account must be undertaken solely in the Client's interest.

               g. UNFAIR TREATMENT OF CERTAIN CLIENTS VIS-A-VIS OTHERS. An Access Person who handles one or more Clients may be faced with situations in which it is possible to give preference to certain Clients over others. Access Persons must be careful not to give preference to one Client over another even if the preferential treatment would benefit Acadian or the Access Person. Each situation should be examined closely to determine whether the Client has consented to the Access Person's actions favoring another Client and whether the resulting relationship with the Client that was not favored is fair and consistent with the securities laws. If both parts of this test have been satisfied, most likely there has been no breach of fiduciary duty.

               h. DEALING WITH CLIENTS AS AGENT AND PRINCIPAL. Section 206(3) of the Act addresses cross trades. To avoid conflicts of interest and to ensure the requirements of Section 206(3) are met, the Chief Compliance Officer should be consulted before a cross trade is proposed and facilitated.

C.       INSIDER TRADING

         Access Persons are prohibited from trading, either personally or on behalf of others, while in possession of material nonpublic information and from communicating material nonpublic information to others in violation of the law. This specifically includes personally trading or informing others of the securities held in a client portfolio or securities transaction contemplated on behalf of any client.

          1. PENALTIES. Trading securities while in possession of material nonpublic information or improperly communicating that information to others may expose you to severe penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission (the "SEC") can recover the profits gained or losses avoided through violative trading, impose a penalty of up to three times the illicit windfall and can permanently bar you from the securities industry. You may also be sued by those seeking to recover damages for insider trading violations. Regardless of whether a government inquiry occurs, Acadian views seriously any violation of its insider trading policies, and such violations constitute grounds for disciplinary sanctions, including immediate dismissal.

          2. MATERIAL NONPUBLIC INFORMATION. The term "material nonpublic information" relates not only to issuers but also to Acadian's securities recommendations and client securities holdings and transactions.

               Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information the disclosure of which will have a substantial effect on the

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               price of a company's securities. You should direct any questions about whether information is material to the Chief Compliance Officer.

               Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments. Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material.

               Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, THE WALL STREET JOURNAL, other publications of general circulation, media broadcasts, or over public internet websites.

               Access Persons shall not disclose any nonpublic information (whether or not it is material) relating to Acadian or its securities transactions to any person outside Acadian (unless such disclosure has been authorized by Acadian). Material nonpublic information may not be communicated to anyone, including persons within Acadian, with the exception of the Chief Compliance Officer or his designee, unless this is required for the performance of job responsibilities. Such information should be secured. For example, access to files containing material nonpublic information and computer files containing it should be restricted to Acadian employees, and conversations containing such information, if appropriate at all, should be conducted in private to avoid potential interception.

          3. Before executing any trade for yourself or others, including clients, an Access Person must determine whether he or she has access to material nonpublic information. If you think that you might have access to material nonpublic information, you should take the following steps:

               a. report the information and proposed trade immediately to the Chief Compliance Officer.

               b. do not purchase or sell the securities on behalf of yourself or others, including clients.

               c. do not communicate the information inside or outside Acadian, other than to the Chief Compliance Officer or his designee.

               d. after the Chief Compliance Officer has reviewed the issue, Acadian will determine whether the information is material and nonpublic and, if so, what action Acadian should take, if any.

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D.       PERSONAL SECURITIES TRANSACTIONS

         All Access Persons will strictly comply with Acadian's policies and procedures regarding personal securities transactions. Acadian's Pre-Clearance form is attached as Exhibit I and is discussed in greater detail in Section 4
(B) below.

          1. INITIAL PUBLIC OFFERINGS - PRE-CLEARANCE. Access Persons, with the exception of non-resident directors who are exempt from this requirement and Access Persons who are also registered with the NASD who are prohibited from participating in IPOs, must pre-clear for their personal accounts purchases of any securities in an initial public offering (IPO). Acadian will maintain a written record of any decision, and the reasons supporting the decision, to approve the personal acquisition of an IPO for at least five years after the end of the fiscal year in which the approval was granted. Before granting such approval Acadian will evaluate such investment to determine that the investment creates no material conflict between the access person and Acadian. Acadian may consider approving the transaction if it can determine that: (i) the investment did not result from directing Firm brokerage business to the underwriter of the issuer of the security, (ii) the access person is not misappropriating an opportunity that should have been offered to eligible clients, and (iii) the access person's investment decisions for clients will not be unduly influenced by his or her personal holdings, and investment decisions are based solely on the best interests of clients. Any access person authorized to purchase securities in an IPO shall disclose that investment when they play a part in the client's subsequent consideration of an investment in that issuer. In such circumstances, the client's decision to purchase securities of the issuer shall be subject to independent review by investment Access Persons with no personal interest in the issuer.

          2. LIMITED OR PRIVATE OFFERINGS - PRE-CLEARANCE. Access Persons, with the exception of non-resident directors, must pre-clear for their personal accounts purchases of any securities in limited or private offerings (commonly referred to as private placements). Acadian will maintain a record of any decision, and the reasons supporting the decision, to approve the personal acquisition of a private placement for at least five years after the end of the fiscal year in which the approval was granted. Before granting such approval Acadian will evaluate such investment to determine that the investment creates no material conflict between the access person and Acadian. Acadian may consider approving the transaction if it can determine that: (i) the investment did not result from directing Firm brokerage business to the underwriter of the issuer of the security, (ii) the access person is not misappropriating an opportunity that should have been offered to eligible clients, and (iii) the access person's investment decisions for clients will not be unduly influenced by his or her personal holdings, and investment decisions are based solely on the best interests of clients. Any access person authorized to purchase securities in a private placement shall disclose that investment when they play a part in the client's subsequent consideration of an investment in that issuer. In such


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               circumstances, the client's decision to purchase securities of the issuer shall be subject to independent review by investment Access Persons with no personal interest in the issuer.

          3. BLACKOUT PERIODS. With the exception of non-resident directors for which this requirement does not apply, a "pre-trade" blackout period of trade date plus two days prior to trade date will apply to all access persons who become aware or reasonably should have been aware because of their job responsibilities that a security is being considered for purchase or sale for a client account. This "pre-trade" blackout period will not apply to access persons who did not know of and had no reason to know of the pending transaction. A "post-trade" blackout period of trade date plus two days after trade date will apply to all access persons regardless of job responsibilities.

               Depending on the occurrence, trades made within the proscribed period shall generally be unwound, if possible. Otherwise, profits realized on trades within the proscribed period shall generally be disgorged to a charity designated by Acadian or to a client if appropriate at the discretion of the Chief Compliance Officer.

          4. SHORT-TERM TRADING. Unless an exception is granted by the Chief Compliance Officer, no access person may profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to a charity designated by Acadian or to a client if appropriate at the discretion of the Chief Compliance Officer.

               Access Persons are reminded that they are specifically prohibited from engaging in short-term trading in mutual funds advised by Acadian or sub-advised by Acadian.

               The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and frontrunning transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by a Client. Acadian shall consider the policy reasons for the ban on these short-term trades, as stated herein, in determining when an exception to this prohibition is permissible. An Access Person wishing to execute a short term trade must complete both the Pre-Clearance Form (Exhibit L) and the Short Term Trading Form (Exhibit H) and submit each to the Chief Compliance Officer for review and approval.

PERSONAL SECURITIES THAT ARE SUBJECT TO PRECLEARANCE REQUIREMENTS BUT ARE EXEMPT FROM THE BLACKOUT RESTRICTIONS NOTED ABOVE:

         Acadian's Chief Compliance Officer may allow exceptions to policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as frontrunning or conflicts of interest, are not present AND the


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equity of the situation strongly supports an exemption. Acadian has determined that the following categories of transactions will be subject to preclearance requirements but will be exempt from the blackout restrictions noted above as these transactions appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Client provided they are otherwise executed in accordance with this Code, Section 206 of the Advisers Act, and Rule 17j-1 of the Investment Company Act of 1940.

          1. purchases or sales of any securities with > $2 billion market capitalization on transaction date;

          2. purchases or sales of 500 shares of an equity security within any three-consecutive month period (all trades within a three-consecutive month period shall be aggregated to determine the availability of this exemption); or any amount if the actual or proposed acquisition or disposition by the Client is in the amount of 1,000 or fewer shares (or less than $25,000 market value) and the Security is listed on a national securities exchange or the NASDAQ system.

PERSONAL SECURITIES TRADES THAT ARE EXEMPT FROM BOTH THE PRECLEARANCE REQUIREMENTS AND THE PROHIBITIONS NOTED ABOVE:

          1. purchases or sales affected in any account over which the Access Person has no direct or indirect influence or Control including accounts in which the Access Person has granted to a broker, dealer, trust officer or other third party non-access person full discretion to execute transactions on behalf of the Access Person without consultation or Access person input or direction.

          2. purchases or sales which are involuntary on the part of the Access Person;

          3. purchases which are part of an automatic dividend reinvestment plan;

          4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          5. purchases or sales of currencies and interest rate instruments or futures or options on them.

E.       GIFTS AND ENTERTAINMENT.

         1.   GENERAL STATEMENT

         A conflict of interest occurs when the personal interests of Access Persons interfere or could potentially interfere with their responsibilities to Acadian and its clients. Access Persons may not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Access Persons are expressly prohibited from considering gifts, gratuities or entertainment when choosing brokers or vendors. Similarly, Access Persons may not offer gifts, favors, entertainment or other things of value that

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could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to Acadian or the Access Person.

          2.   GIFTS

               a. RECEIPT - No Access Person may receive any gift, service or other thing totaling more than de minimis value ($250 per year) from any PERSON OR ENTITY that does business with or on behalf of Acadian. (Note - If the access person is also registered with the NASD, the permissible limit is only $100 per year). Access Persons are expressly prohibited from soliciting any gift.

               b. OFFER - No Access Person may give or offer any gift of more than de minimis value ($250 per year) to existing clients, prospective clients or any entity that does business with or on behalf of Acadian without pre-approval by the Chief Compliance Officer. (Note - Regulations relating to the investment management of state or municipal pension funds often severely restrict or prohibit the offer of gifts or entertainment of any value to government officials (elected officials and employees of elected offices) who have involvement or influence over the selection of an investment manager. As a best practice, it is advisable to consult with such individuals prior to providing any type gift or entertainment.)

          3. CASH - No Access Person may give or accept cash gifts or cash equivalents to or from a client, prospective client or any entity that does business with or on behalf of Acadian.

          4. ENTERTAINMENT - No Access Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of Acadian. Access Persons may provide or accept an occasional business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present. Access Persons are expressly prohibited from soliciting any entertainment. (Note - Regulations relating to the investment management of state or municipal pension funds often severely restrict or prohibit the offer of gifts or entertainment of any value to government officials (elected officials and employees of elected offices) who have involvement or influence over the selection of an investment manager. As a best practice, it is advisable to consult with such individuals prior to providing any type gift or entertainment.)

          5. CONFERENCES - Employee attendance at all industry conferences must be pre-approved by the employee's supervisor. If any part of the conference will be paid for by the host or a third party, conference attendance will require approval by the Chief Compliance Officer. The Chief Compliance Officer will review, among other factors, the purpose of the conference, the conference agenda, and the proposed costs that will be paid or reimbursement by the third party. It is against Acadian policy to pay to attend any conference where the payment to attend will directly or indirectly impact whether Acadian is awarded client business.

          6. PRECLEARANCE - If the anticipated value of the entertainment or event exceeds $250 per person or includes travel expenses (airfare, hotel, etc.), the access person is required to preclear the event with their Department Supervisor and with the Chief Compliance Officer prior to accepting. A gift/entertainment preclearance form has been provided as Exhibit L.

          7. QUARTERLY REPORTING - Acadian will require all Access Persons to report any gifts or entertainment received on a Quarterly basis using the form provided at Exhibit M.

F.       POLITICAL AND CHARITABLE CONTRIBUTIONS

         Acadian as a firm and all Access Persons are prohibited from making political contributions to any candidate or party for the purpose of obtaining or retaining advisory contracts with government entities. This includes contributing to any candidate involved with or having any influence over the investment manager selection process.

G. CONFIDENTIALITY. Access Persons have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information and to safeguard all client information. Access Persons must keep confidential at all times any nonpublic information they may obtain in the course of their employment at Acadian. This information includes but is not limited to:

               a. any client's identity (unless the client consents), any information regarding a client's financial circumstances or advice furnished to a client by Acadian;

               b. information on specific client accounts, including recent or impending securities transactions by clients and activities of the portfolio managers for client accounts;

               c. specific information on Acadian's investments for clients (including former clients) and prospective clients and account transactions;

               d. information on other Access Persons, including their compensation, benefits, position level and performance rating; and

               e. information on Acadian's business activities, including new services, products, technologies and business initiatives, unless disclosure has been authorized by Acadian.

Access Persons should be sensitive to the problem of inadvertent or accidental disclosure, through careless conversation in a public place or the failure to safeguard papers and documents. Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate.

H.       SERVICE ON A BOARD OF DIRECTORS

         Prior to accepting a position as an officer, director, trustee, partner, or Controlling person in any other company or business venture (other than a non-profit organization that is not a Client of the Company), or as a member of an investment organizations (e.g., an investment club), Access Persons, except Non-Resident Directors, must disclose the position to the Chief Compliance Officer using the form provided at Exhibit J. Any such position should also be disclosed to the Chief Compliance Officer at least annually using the same form. Notice of such positions may be given to the compliance officer of any Fund advised or subadvised by the Company.

I.       PARTNERSHIPS

         Any partnership or similar arrangement, either participated in or formulated by an Access Person, except Non-Resident Directors, should be disclosed to the Chief Compliance Officer prior to formation, or if already in existence, at the time of employment using the form provided at Exhibit K. Any such partnership interest should also be disclosed to the Chief Compliance Officer at least annually using the same form.

J.       OTHER OUTSIDE ACTIVITIES

         Access Persons may not engage in outside business interests or employment that could in any way conflict with the proper performance of their duties as Access Persons of Acadian. All Access Persons must obtain the approval of their Department Supervisor and Human Resources prior to accepting any employment outside of Acadian. Supervisors will keep a record of all approvals and involve the Chief Compliance Officer as needed.

K.       MARKETING AND PROMOTIONAL ACTIVITIES

         Acadian has instituted policies and procedures relating to its marketing, performance, advertising and promotional materials to comply with relevant securities laws. All oral and written statements by Access Persons, including those made to clients, their representatives, the public or the media, must be professional, accurate, balanced and not misleading in any way.

L.       OLD MUTUAL STOCK

         No Access Person shall advise a Client to purchase, hold or sell Old Mutual stock. No Access Person having discretionary authority over Client funds shall exercise such discretion to invest such funds in Old Mutual Stock.

PART 4.  COMPLIANCE PROCEDURES

         In general, any reports, statements or confirmations described herein and submitted pursuant to this Code of Ethics to the Chief Compliance Officer or his designee shall be treated as confidential. Access Persons are expected to respond truthfully and accurately to all requests for information. Access Persons should be aware that copies of such reports, statements or confirmations, or summaries of each, may be provided to certain managers, officers or directors at Acadian, chief compliance officers of any registered investment company client Acadian advises or sub-advises, outside counsel, and/or regulatory authorities upon appropriate request.

A. ACCESS PERSON INVESTMENT ACCOUNTS AND DUPLICATE TRADE CONFIRMATIONS AND STATEMENTS

         All Access Persons as defined in the Code of Ethics are required to notify in writing the Chief Compliance Officer of any investment account in which he or she has direct or indirect beneficial interest and to seek the approval of the Chief Compliance Officer prior to establishing any such accounts. A form has been provided at Exhibit B for this purpose. For all such accounts in which a "covered security" as defined in this Code of Ethics can be purchased, Acadian will request directly from the account custodian to be made an interested third party on the account for the purpose of receiving duplicate confirmations and account statements.

B.       PERSONAL SECURITIES TRANSACTION PROCEDURES AND REPORTING

         Utilizing the Personal Securities Transaction Pre-Clearance Form provided at Exhibit I, each Access Person, except Non-Resident Directors, must pre-clear any proposed transaction in "covered securities" with the Chief Compliance Officer or his designee prior to proceeding with the transaction. No transaction in a "covered security" shall be effected without the prior written approval of the Chief Compliance Officer or his designee. Once granted, each pre-clearance is only effective until the close of the next trading day from which it was granted unless granted on a Friday then it will expire at the close of the US markets on Friday.

         In the absence of the Chief Compliance Officer, Mark Minichiello, Acadian's Chief Financial Officer, is authorized to pre-clear transactions. The CFO pre-clears any proposed transactions by the Chief Compliance Officer.

         1.   MONTHLY REPORTING

         All Access Persons, except Non-Resident Directors, must make a monthly report to the Chief Compliance Officer of all transactions involving covered securities in which they have direct or indirect Beneficial Ownership and the account in which the security was purchased using the form provided at Exhibit
G. The Compliance Officer will submit his or her own personal transactions report to a designated Alternate Review Officer. Every report should be signed and dated and made not later than 10 days after the end of the calendar month. If no trading occurred, the report should so note.

         2.   QUARTERLY REPORTING

         All Non-Resident Directors must make a quarterly report to the Compliance Officer of all transactions involving Securities in which they have Beneficial Ownership. If the Non-Resident Director establishes a securities account during the period, the quarterly report must also disclose the name of broker, dealer, or bank with whom the account is established. This information will be kept confidential if requested by the Non-Resident Director subject to any obligations the Company may have to disclose information to regulatory authorities or under law or court order. Every report should be signed and dated and made not later than 10 days after the end of the calendar quarter. If no trading occurred, the report should so note.

3.       ANNUAL REPORTING

         By January 30 of each year, each Access Person must also complete an annual report confirming that they have read and understood the Code of Ethics, have complied with its requirements, and have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics. This confirmation should take the form attached as Exhibit F and shall be delivered to the Compliance Officer.

               a. Each Access Person must provide to the Chief Compliance Officer a complete listing of all securities in which he/she has Beneficial Ownership and securities accounts the Access Person maintains in a broker, dealer, or bank as of December 31 of the previous year. The report shall be made on the Exhibit F attached and shall be delivered to the Chief Compliance Officer.

               b. Each Access Person, except Non-Resident Directors must annually disclose any relationship (such as a directorship, trusteeship, etc.). This disclosure should be made on the form attached as Exhibit J and shall be delivered to the Chief Compliance Officer.

               c. Each Access Person, except Non-Resident Directors, must annually disclose any participation in a partnership. This disclosure should be made on the form attached as Exhibit K and shall be delivered to the Chief Compliance Officer.

          4.   NEW HIRE REPORTING

New Access Persons are required to file the following forms within ten days of their hire date:

               a.   Initial Certification of Receipt of Code. (Exhibit C)

               b.   Initial Report of Access Person. (Exhibit E)

               c. Access Person Relationship Report (Exhibit J - Access Persons except Non-Resident Directors),

               d. Access Person Partnership Report (Exhibit K - Access Persons except Non-Resident Directors)

Thereafter, the above referenced reports will be required on an annual basis.

C.       REVIEW AND ENFORCEMENT

         The Chief Compliance Officer (or other designated compliance associate) will review personal securities transactions and holdings reports periodically submitted by Access Persons under this Code. The review may include, but not limited to, the following:

               a. An assessment of whether the access person followed the Code and any required internal procedures, such as pre-clearance, including the comparison of the "Pre-Clearance Reports" to the monthly account statements;

               b.   Comparison of personal trading to any restricted lists;

               c. An assessment of whether the access person and Acadian are trading in the same securities and, if so, whether the clients are receiving terms as favorable as the access person;

               d. Periodically analyzing the access person's trading for patterns that may indicate potential compliance issues including front running, excessive or short term trading or market timing.

Before making any determination that a violation has been committed by any Access Person, the Access Person will have the opportunity to supply additional explanatory material. If the Chief Compliance Officer initially determines that a violation has occurred, he will prepare a written summary of the occurrence, together will all supporting information/documentation including any explanatory material provided by the Access Person, and present the situation to the Compliance Committee for initial determination and recommendation for resolution. If deemed warranted by the Compliance Committee, the report of the incident and the recommendation for resolution will be forwarded to Acadian's Executive Committee and potentially outside counsel for evaluation and recommendation for resolution. No Access Person will participate in a determination of whether he/she has committed a violation or impose any sanction against him/her. All violations and resolutions will be documented.

D.       CERTIFICATION OF COMPLIANCE

         1. INITIAL CERTIFICATION. Acadian provides all Access Persons with a copy of this Code of Ethics. Acadian requires all Access Persons to certify in writing that they have: (a) received a copy of the Code; (b) read and understand all provisions of the Code; and (c) agreed to comply with the terms of the Code.

         2. ACKNOWLEDGEMENT OF AMENDMENTS. Acadian will provide Access Persons with any amendments to its Code of Ethics and Access Persons will submit a written acknowledgement that they have received, read, and understood the amendments to the Code. Acadian and members of its compliance staff will make every attempt to bring important changes to the attention of Access Persons.

         3. ANNUAL CERTIFICATION. All Access Persons are required annually to certify that they have read, understood, and complied with the Code of Ethics.

PART 5.  MISCELLANEOUS

A.       EXCESSIVE TRADING

         The Company understands that it is appropriate for Access Persons to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades, or other measure as deemed appropriate by the Chief Compliance Officer), may compromise the best interests of any Funds or Portfolios if such excessive trading is conducted during the workday or using Fund/Portfolio resources. Accordingly, if personal trading rises to such dimension as to create an environment that is not consistent with the Code of Ethics, such personal transactions may not be approved or may be limited by the Chief Compliance Officer.

B.       ACCESS PERSON DISCLOSURES AND REPORTING

         1. ACCESS PERSON BACKGROUND INFORMATION. The SEC registration form for investment advisors requires the reporting, under oath, of past disciplinary actions taken against all "advisory affiliates." The Investment Advisers Act requires similar disclosure to the Client. The term "advisory affiliate" includes directors and chief officers of an advisor; individuals who have the power to direct or cause the direction of the management or policies of a company; and all current Access Persons except those performing only clerical, administrative, support or similar functions. Many advisory affiliates must also provide biographical information that must be reported to the SEC. If any of the information becomes inaccurate or needs to be updated to make it accurate, it shall be your obligation to bring this to the attention of the Compliance Officer.

         2. UPON OCCURRENCE. Any prior, current, or potential litigation in which the Access Person is, or has been, a party, or is aware of the possibility of being named as a party, which in ANY way relates to the Company business, must disclose this to the Chief Compliance Officer.

C.       RESPONSIBILITY TO KNOW THE RULES

         Access Persons are responsible for their actions under the law and are therefore required to be sufficiently familiar with the Advisers Act and other applicable federal and state securities laws and regulations to avoid violating them. Claimed ignorance of any rule or regulation or of any requirement under this Code or any other Acadian policy or procedure is not a defense for employee conduct.

PART 6.  RECORDKEEPING

         Acadian will maintain the following records in a readily accessible place pertaining to this Code of Ethics:

          o A copy of each Code that has been in effect at any time during the past five years;

          o A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

          o A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a Access Person (these records must be kept for five years after the individual ceases to be a Access Person of Acadian);

          o    Holdings and transactions reports made pursuant to the Code;

          o A list of the names of persons who are currently, or within the past five years were, Access Persons;

          o A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in IPOs and limited offerings for at least five years after the end of the fiscal year in which approval was granted.

          o A record of persons responsible for reviewing Access Persons' reports currently or during the last five years; and

          o A copy of reports provided to the board of directors of any U.S. registered management investment company for which Acadian acts as adviser or sub-adviser regarding the Code.

PART 7.  FORM ADV DISCLOSURE

         Acadian will include on Schedule F of Form ADV, Part II a description of Acadian's Code of Ethics, and Acadian will provide a copy of its Code of Ethics to any client or prospective client upon request.

PART 8.  ADMINISTRATION AND ENFORCEMENT OF THE CODE

A.       TRAINING AND EDUCATION

         Acadian has designated the Chief Compliance Officer and head of Human Resources as the persons primarily responsible for training and educating Access Persons regarding the Code. In addition to training newly hire Access Persons, a training session for all Access Persons will occur at least yearly.

B.       ANNUAL REVIEW

         The Chief Compliance Officer will review the Code on an ongoing basis to ensure effective implementation and to make any revisions necessary to comply with regulatory requirements, industry best practices and/or Acadian's changing business requirements.

C.       BOARD APPROVAL (FUND ADVISERS)

         Acadian will submit any material amendments to its own Board of Directors, the Board of Directors of Old Mutual and any fund we advise or sub-advise.

D.       REPORT TO THE BOARD(S) OF INVESTMENT COMPANY CLIENTS

         Acadian will provide an annual written report to the board of the directors of each of its U.S. registered management investment company clients that describes any issues arising under Acadian's Code of Ethics since the last report, including information about material violations of the Code and sanctions imposed in response to such violations. The report will include discussion of whether any waivers that might be considered important by the board were granted during the period. The report must also certify that the adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

E.       REPORT TO SENIOR MANAGEMENT

         The Chief Compliance Officer will report to Acadian's Compliance and Executive Committees regarding the annual review of this Code and to bring all material violations to their attention.

F.       REPORTING VIOLATIONS

         All Access Persons must report violations of Acadian's Code of Ethics promptly to the Chief Compliance Officer or other appropriate Access Persons designated in this Code. This includes the CFO and the Head of Human Resources.

         1. CONFIDENTIALITY. Any reports pursuant to Acadian's Code of Ethics will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Access Persons may submit any violation report referenced herein anonymously.

         2. ADVICE OF COUNSEL. Access Persons are encouraged to seek advice from the Chief Compliance Officer with respect to any action or transaction which may violate Acadian's Code of Ethics and should also refrain from any action or transaction with might lead to the appearance of a violation of this Code.

         3. APPARENT VIOLATIONS. Acadian encourages Access Persons to report "apparent" or "suspected" violations of the Code of Ethics in addition to actual or known violations of the Code.

         4. RETALIATION. Retaliation against any Access Person who reports a violation with respect to Acadian's Code of Ethics is prohibited and constitutes a further violation of this Code.

G.       SANCTIONS

         Any violation of Acadian's Code of Ethics may result in disciplinary action that the Chief Compliance Officer or other Firm employee(s) responsible for its administration deem appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

H.       FURTHER INFORMATION ABOUT THE CODE

         Access Persons are encouraged to contact the Chief Compliance Officer (Scott Dias) with any questions about permissible conduct under the Code.

                                   APPENDIX A

DEFINITIONS
-----------

"ACCESS PERSON" includes:

               a. Any officer, director or employee of Acadian (or other person occupying a similar status or performing a similar function);

               b. Any other person who provides advice on behalf of Acadian and is subject to Acadian's supervision and control; and

               c. Any temporary worker, consultant, independent contractor, or any particular person designated by the Chief Compliance Officer.

               d. "IMMEDIATE FAMILY" member is defined to include any relative by blood or marriage living in an Access Person's household (spouse, minor children, a domestic partner etc.), or someone who is primarily supported financially by the Access Person.

               e. Any person whose account you have a direct or indirect beneficial interest in, including investment accounts where you act as trustee, power or attorney or have some sort of legal authority.

               "Access person" is a person who:

               a. has access to nonpublic information regarding any client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any investment company Acadian or its control affiliates manage;

               b. is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic; or

               c. is a director or officer of Acadian (or other person occupying a similar status or performing a similar function).

         "BENEFICIAL OWNERSHIP" is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the Beneficial Owner has the right to enjoy some economic benefit from the investment account or ownership of the Security. "DIRECT" means that the account is in the name of the access person. "INDIRECT" means the account is in the name of another party but you have an interest i.e. spouse's account.

         "CLIENTS" mean those persons or entities for whom the Company acts as investment manager or fiduciary, including any trusts or funds which fall under the Investment Company Act of 1940.

                                      A-1


         "SECURITY" is defined to include:

               o options on securities, on indexes and on currencies; o futures contracts;
               o limited partnerships (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);
               o    foreign unit trusts and foreign mutual funds;
               o    closed-end investment companies;
               o shares of open-end mutual funds that ARE advised or sub-advised by Acadian or one of Acadian's affiliates, including all companies under the Old Mutual umbrellas*; and
               o    private investment funds, hedge funds, and investment clubs;

but specifically does not include:

               o    direct obligations of the U.S. government;

               o bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

               o shares issued by money market funds (domiciled inside or outside the United States);

               o shares of open-end mutual funds that ARE NOT advised or sub-advised by Acadian or one of Acadian's affiliates, including all companies under the Old Mutual umbrellas; and

               o shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by Acadian or one of Acadian's affiliates, including all companies under the Old Mutual umbrellas.

         "NON-RESIDENT DIRECTOR" means any director of the Company who does not maintain a business address at the Company and who does not, in the ordinary cause of his or her business, receive current information regarding the purchase or sale of securities by the Company or information regarding recommendations concerning the purchase or sale of securities by the Company.

                                   APPENDIX B


ANSWERS TO COMMONLY ASKED QUESTIONS

I.       FIDUCIARY DUTY AND CONFLICTS OF INTEREST

1. WHAT CONSTITUTES A CONFLICT OF INTEREST?

         Conflicts of interest can arise in any number of situations. No comprehensive list of all possible conflicts of interest can be provided in this memorandum. However, the following example may be helpful. Consider these two cases: an Access Person seeking to induce a bank to give the Access Person a loan in exchange for maintaining excessive cash balances of a Client with the bank, and an Access Person executing trades for a Client through a broker-dealer that provides research services for the Company but charges commissions higher than other broker-dealers. In the first case, such activity would be a violation of an Access Person's fiduciary duty and might subject the Access Person and the Company to liability under the Advisers Act and other applicable laws. In the latter case, if the Company determines in good faith that the higher commissions are reasonable in relation to the value of the brokerage and research services provided, the payment of higher commissions may be permitted under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934 -- as long as appropriate disclosure is made to the Client and in the Company's Form ADV.

         Another common conflict of interest occurs when the Company pays some consideration to a person for recommending the Company as an adviser. In those circumstances, an Access Person must make disclosure to any prospective Client of any consideration paid for recommending the Company's services to that prospective Client and the Company must comply with Rule 206(4)-3 of the Advisers Act. This Rule governs situations involving cash payments for Client solicitations and requires that specific disclosure documents containing information about the solicitor and the adviser be provided to a prospective Client at the time of the solicitation.

2. HOW SHOULD CONFLICTS OF INTEREST BE HANDLED?

         The Company and its Access Persons have a fiduciary duty to act for the benefit of the Clients and to take action on the Clients' behalf before taking action in the interest of any Access Person or the Company.

         The manner in which any Access Person discharges this fiduciary duty depends on the circumstances. Sometimes general disclosure of common conflicts of interest may suffice. In other circumstances, explicit consent of the Client to the particular transaction giving rise to a conflict of interest may be required or an Access Person may be prohibited from engaging in the transaction regardless of whether the Client consents.

         The Client's consent will not in all cases insulate the Access Person against a claim of breach of the Access Person's fiduciary duty. Full disclosure of all material facts must be given if consent is to be effective. As a result, consents concerning possible future breaches of laws will not usually work. However, waivers of known past violations may be effective. In addition, a

Client under the Control and influence of the Access Person or who has come to rely on the Access Person's investment decisions cannot effectively consent to a conflict of interest or breach of fiduciary duty. Consent must be competent, informed and freely given.

         The duty to disclose and obtain a Client's consent to a conflict of interest must always be undertaken in a manner consistent with the Access Person's duty to deal fairly with the Client. Therefore, even when taking action with a Client's consent, each Access Person must always seek to assure that the action taken is fair to the Client.

         If any Access Person is faced with any conflict of interest, he or she should consult the Chief Compliance Officer or designee prior to taking any action.

II.      MATERIAL INSIDE INFORMATION

1.       WHO IS SUBJECT TO THE INSIDER TRADING RULES?

         All Company staff and all persons -- friends, relatives, business associates and others -- who receive nonpublic material inside information from Company staff concerning an issuer of securities (whether such issuer is a Client or not) are subject to these rules. It does not matter whether the issuer is public or private.

         At the Company, the rules apply to officers, marketing, advisory, administrative, secretarial, or other staff. Furthermore, if any Access Person gives nonpublic material inside information concerning an issuer of securities to a person outside the Company and that person trades in securities of that issuer, the Access Person and that person may have both civil and criminal liability.

2.       WHAT IS "MATERIAL INSIDE INFORMATION"?

         Generally speaking, material inside information is significant information about an issuer's business or operations (past, present or prospective) that becomes known to an Access Person and which is not otherwise available to the public. While the exact meaning of the word "material" is not entirely clear, it turns on whether the information about an issuer would influence an investor in any investment decision concerning that issuer's securities and whether the information has not already been disclosed to the public. Under current court decisions, it makes no difference whether the material inside information is good or bad. Needless to say, if the undisclosed information would influence an Access Person's own decision to buy or sell or to trade for a Client or the Company, the information probably is material and an Access Person should not trade or permit the Company to trade for a Client or itself until it has been publicly disclosed.

3.       HOW DOES "MATERIAL INSIDE INFORMATION" DIFFER FROM "CONFIDENTIAL
         INFORMATION"?

         Here is an example that should clarify the difference between the two. Suppose the Company is engaged by the president of a publicly traded corporation to provide advice concerning her personal pension fund and while working on the matter an Access Person learns the amount of alimony she pays to her former spouse. That discovery should be kept confidential, but it almost certainly has no bearing on the value of her corporation's securities (i.e., it is not material) and, in fact, it probably is not "inside information" about the corporation itself. Accordingly, an Access Person of the Company could buy or sell securities of that issuer so long as the Access Person possesses no material nonpublic information about the corporation. But disclosure of the president's alimony payments would be entirely improper and in breach of fiduciary duty.

         In other words, confidential information should never be disclosed, but it is not always material inside information. Knowing it is not necessarily an impediment to participating in the securities markets concerning a particular issuer.

4. Are there certain kinds of information that are particularly likely TO BE "MATERIAL INSIDE INFORMATION"?

         Yes. While the following list is by no means complete, information about the following subjects is particularly sensitive:

               a.   Dividends, stock dividends and stock splits.
               b.   Sales and earnings and forecasts of sales and earnings.
               c.   Changes in previously disclosed financial information.
               d. Corporate acquisitions, tender offers, major joint ventures or merger proposals.
               e. Significant negotiations, new contracts or changes in significant business relationships.
               f.   Changes in Control or a significant change in management.
               g. Adoption of stock option plans or other significant compensation plans.
               h. Proposed public or private sales of additional or new securities.
               i.   Significant changes in operations.
               j.   Large sales or purchases of stock by principal stockholders.
               k. Purchases or sales of substantial corporate assets, or decisions or agreements to make any such purchase or sale.
               l.   Significant increases or declines in backlogs of orders.
               m.   Significant new products to be introduced.
               n.   Write-offs.
               o.   Changes in accounting methods.
               p. Unusual corporate developments such as major layoffs, personnel furloughs or unscheduled vacations for a significant number of workers.
               q. Labor slowdowns, work stoppages, strikes, or the pending negotiation of a significant labor contract.
               r. Significant reductions in the availability of goods from suppliers or shortages of these goods.
               s.   Extraordinary borrowings.
               t.   Major litigation.
               u. Governmental investigations concerning the Company or any of its officers or directors.
               v.   Financial liquidity problems.
               w.   Bankruptcy proceedings.
               x. Establishment of a program to repurchase outstanding securities.

5.       WHAT IS THE LAW REGARDING THE USE OF MATERIAL INSIDE INFORMATION?

         Federal law, and the policy of the Company, prohibit any Access Person from using material inside information, whether obtained in the course of working at the Company or otherwise, for his or her private gain, for the Company's gain or for a Client's gain and prohibit any Access Person from furnishing such information to others for their private gain. This is true whether or not the information is considered "confidential". When in doubt, the information should be presumed to be material and not to have been disclosed to the public. No trades should be executed for any Access Person, any Client or for the Company, if the person executing the trade or the Company has material inside information about the issuer.

6.       WHAT IS "TIPPING"?

         Under the federal securities laws, it is illegal to disclose (or "tip") material inside information to another person who subsequently uses that information for his or her profit.

         Questions regarding whether such information may constitute "inside" information should be referred to the Chief Compliance Officer.

7. To whom must material inside information be disclosed BEFORE AN ACCESS PERSON CAN TRADE?

         To the public. Public disclosure of material events is usually made by means of an official press release or filing with the SEC. An Access Person's disclosure to a broker or other person will not be effective, and such Access Person may face civil or criminal liability if such Access Person (or the person to whom the Access Person makes disclosure) trades on the basis of the information. Company staff should be aware that in most cases they are not authorized to disclose material events about an issuer to the public and that right usually belongs to the issuer alone.

8. How does an Access Person know whether particular MATERIAL INSIDE INFORMATION HAS BEEN PUBLICLY DISCLOSED?

         If an Access Person sees information in a newspaper or public magazine, that information will clearly have been disclosed. Information in a filing with the SEC or a press release will also have been disclosed. However, the courts have said that one should wait for a reasonable period of time after the publication, filing or release date to assure that the information has been widely disseminated and that the public has had sufficient time to evaluate the news. If any Access Person has any questions about whether information has been disclosed, such Access Person should not trade in the affected securities.

9. What must an Access Person do with respect to material inside information OBTAINED AFTER A DECISION IS ALREADY MADE OR BUY OR SELL THAT SECURITY?

         Company staff may not purchase or sell any securities about which they have inside information for their own, the Company's or for a Client's account or cause Clients to trade on such information until after such information becomes public. The foregoing prohibition applies whether or not the material inside information is the basis for the trade. Company staff should be alert for information they receive about issuers on their recommendation or approved lists that may be material inside information. Whenever Company staff come into possession of what they believe may be material nonpublic information about an issuer, they should notify the Chief Compliance Officer because the Company as a whole may have an obligation not to trade in the securities of the issuer.

10.      WHO IS AVAILABLE FOR ADDITIONAL ADVICE OR ADVICE ABOUT A PARTICULAR
         SITUATION?

         The Chief Compliance Officer or his designee will oversee matters relating to inside information and prohibitions on insider trading. Currently, all questions should be addressed to Scott Dias or, in his absence, Mark Minichiello.

III.     CONFIDENTIAL INFORMATION

1.       WHAT IS CONFIDENTIAL INFORMATION?

         An investment adviser has a fiduciary duty to its Clients not to divulge information obtained in connection with its services as an adviser. Therefore, all information, whether of a personal or business nature, that an Access Person obtains about a Client's affairs during employment with the Company should be treated as confidential both during the Access Person employment and after employment terminates. Such information may sometimes include information about non-Clients, and that information should likewise be held in confidence. Even the fact that the Company advises a particular Client should ordinarily be treated as confidential.

2.       WHO IS SUBJECT TO THE COMPANY'S POLICIES CONCERNING CONFIDENTIAL
         INFORMATION?

         All personnel -- officers and advisory, marketing, administrative and secretarial staff -- are subject to these policies. (For the sake of convenience, this group is sometimes referred to in this memorandum as "Company staff").

3. What are the duties and responsibilities of Company staff with RESPECT TO CONFIDENTIAL INFORMATION?

         Since an investment adviser has a fiduciary duty to its Clients not to divulge information obtained from or about a Client in connection with its services as an adviser, Company staff must not repeat or disclose confidential information received from or about Clients outside the Company to anyone, including relatives, friends or strangers. Any misuse of confidential information about a Client is a disservice to the Client that may cause both the Client and the Company substantial injury. Failure to comply with this policy may have very serious consequences for Company staff and for the Company, including termination and criminal action.

4. What are some steps that Company staff can take to assure that CONFIDENTIAL INFORMATION IS NOT DISCLOSED TO PERSONS OUTSIDE THE OFFICE?

         There are a number of steps Company staff should take to help preserve Client and other confidences, including the following:

                    i. Company staff should be sensitive to the problem of inadvertent or accidental disclosure. Careless conversation, naming names or describing details of a current or proposed trade, investment or transaction in a lounge, hallway, elevator or restore, or in a train, taxi, airplane, restaurant or other public place, can result in the disclosure of confidential information and should be strictly avoided.

                    ii. Maintenance of confidentiality requires careful safeguarding of papers and documents, both inside and outside the Company. Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate.

                    iii. If an Access Person uses a speakerphone, the Access
                         Person should be careful to refrain from using it in any way that might increase the likelihood of accidental disclosure. Use caution, for example, when participating in a speakerphone conversation dealing with confidential information if the office door is open, or if the speakerphone volume is set too high. The same applies if an Access Person knows or suspects that a speakerphone or a second extension phone is being used at the other end of a telephone conversation.

                    iv. In especially sensitive situations, it may be necessary to establish barriers to the exchange of information within the Company and to take other steps to prevent the leak of confidential information.

                                   APPENDIX C


         Acadian, an investment adviser and sub-adviser to certain Investment Company Act mutual funds, follows specific procedures mandated by Rule 17j-1 of the Investment Company Act and any other reporting requirements required by the Trust or investment adviser whose fund Acadian advises.

I.       SEI INSTITUTIONAL INVESTMENTS TRUST

         This section applies to the SEI Institutional Investments Trust (the "Trust").

         In the instances where the Company serves as an investment advisor to the Trust, the Company will:

         1. Submit to the Board of Trustees of the Trust a copy of its code of ethics adopted pursuant to Rule 17j-1, which code shall comply with the recommendations of the Investment Company Institute's Advisory Group on Personal Investing;

         2. Promptly report to the Trust in writing any material amendments to such Code;

         3. Promptly furnish to the Trust upon request copies of any reports made pursuant to such Code by any person who is an Access Person as to the Trust; and

         4. Shall immediately furnish to the Trust, without request, all material information regarding any violation of such Code by any person who is an Access Person as to the Trust.

II.      THE ADVISERS INNER CIRCLE FUND - ACADIAN EMERGING MARKETS
         PORTFOLIO

         This section applies to the AIC Acadian Emerging Markets Portfolio (the "Fund").

A.       REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS OF THE FUND

         1. The Compliance Officer of the Fund shall promptly report to the Board of Directors of the Fund ("the Board") all material violations of this Code of Ethics and the reporting requirements thereunder.

         2. When the Compliance Officer of the Fund finds that a transaction otherwise reportable to the Board under Paragraph 1. of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he may, in his discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board.

         3. The Board, or a Committee of Directors created by the Board for that purpose, shall consider reports made to the Board hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

B.       ANNUAL REPORTING TO THE BOARD OF DIRECTORS OF THE FUND

         The Compliance Officer of the Fund shall prepare an annual report relating to this Code of Ethics to the Board. Such annual report shall:

          1. summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

          2. identify material violations requiring significant remedial actions during the past year; and

          3. identify any recommended changes in the existing restrictions or procedures based upon the Fund's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

C.       SANCTIONS

               Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

D.       MISCELLANEOUS

               In the event of conflict between the Code of Ethics and the terms of the Code of Ethics of the Fund, the terms of the Fund's Code will govern.


















                                      C-2